TRIANGLE BANK
                              SUPPLEMENTAL EMPLOYEE
                                 RETIREMENT PLAN

                           --------------------------

                         Effective as of January 1, 1998


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                                  TRIANGLE BANK
                      SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

                             -----------------------

                                    ARTICLE I
                                  INTRODUCTION

     1.01. In General. This Plan is an optional deferred compensation plan that is intended to provide supplemental retirement benefits to __________________, Executive Vice President of Triangle Bank ("Participant") to encourage Participant to remain as an employee of Triangle Bank and to reward him for contributing materially to the success of Triangle Bank. The Plan shall be construed and interpreted for purposes of the Code and the Act as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Act.

     1.02 Name. This Plan shall be known as the Triangle Bank Supplemental Employee Retirement Plan (herein referred to as the "Plan").

         1.03     Effective Date.  The Plan is effective as of January 1, 1998.

                                   ARTICLE II
                                   DEFINITIONS

     2.01 "Actuarial Equivalence" means present values calculated using the interest rate on 30-year treasury securities for the month prior to the first day of the plan year.

     2.02 "Act" means the Employee Retirement Income Security Act of 1974 as it may be amended from time to time.

     2.03 "Beneficiary" means the Participant's spouse, if living and not legally separated from the Participant.

     2.04 "Board" means the Board of Directors of the Company.

     2.05 "Change in Control" means, for purposes of this Agreement, that a change shall have occurred upon any purchase, assignment, merger, consolidation, pledge or transfer of any kind (e.g., voluntary, involuntary or by operation of law) of the voting securities of the Company, or an increase in percentage of ownership of the Company resulting from a redemption of voting securities (any of the foregoing transactions hereinafter referred to as an "Acquisition") if, after the Acquisition, (i) the acquiring party (or parties acting in concert) owns, controls, or holds the power to vote fifty percent (50%) or more of any class of voting securities of the Company, (ii) the Company is not the surviving entity and holders of the voting securities of the Company immediately prior to such Acquisition own less than a majority of the voting securities of the


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surviving entity  immediately after the Acquisition,  (iii) the directors of the
Company constitute less than a majority of the Board of Directors of the surviving entity, or (iv) an agreement, plan, contract or other arrangement is entered into providing for any occurrence which as defined in this Agreement would constitute a Change in Control, or the entering into by the Company of serious negotiations or receipt by the Company of an offer for the sale of substantially all of the assets or stock, or a merger of the Company with another institution, or any such similar type of transaction, and the occurrence of any of the events described in (i) through (iii) above within twelve (12) months thereafter, even if the event resulting in the Change in Control is not consummated with the same group, institution or entity with whom initial negotiations were commenced.

     2.06 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereof, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

     2.07 "Company" means, as the context of this Plan requires, Triangle Bank, a North Carolina banking corporation with its principal office in the State of North Carolina, and/or Triangle Bank's parent holding company, Triangle Bancorp, Inc., a North Carolina corporation with its principal office in the State of North Carolina, or any company or organization that (i) succeeds Triangle Bank or Triangle Bancorp, Inc. by merger of consolidation, or (ii) acquires substantially all of the operating assets of Triangle Bank or Triangle Bancorp, Inc.

     2.08 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding or next following the date on which the Participant or former Participant attains his 55th birthday ("Early Retirement Age").

     2.09 "Employer" means the Company, and any entity required to be aggregated with the Company by Sections 414(b), (c), (m), or (o) of the Code.

     2.10  "Normal  Form of  Payment"  means a monthly  annuity  payable  in 180
installments,   to  be  paid  to  the  Participant,  or,  in  the  case  of  the
Participant's death, his Beneficiary.

     2.11 "Normal Retirement Date" means the first day of the month coinciding or next following the Participant's 65th birthday ("Normal Retirement Age").

     2.12 "Plan" means this instrument, including all amendments thereto.

     2.13 "Vested" means that the benefit payable under this Plan with respect to the Participant is nonforfeitable in accordance with Section 3.3.


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                                   ARTICLE III
                              DEFERRED COMPENSATION

     3.01 Normal Retirement. Upon retirement on or after his Normal Retirement Age, the Employer shall pay Participant the Vested portion of an annual supplemental retirement benefit (which benefit is herein called his Normal Retirement Benefit), of Fifty Thousand and no/100 dollars ($50,000.00), without any reduction or offset for any reason. Participant shall become Vested in his Normal Retirement Benefit in accordance with Section 3.3. The Normal Retirement Benefit shall be payable over fifteen (15) years according to the Normal Form of Payment and shall be paid, at the Participant's election, on either the first regular payroll day (A) in the month following his retirement or (B) in January beginning with the first January after the Participant's retirement.

     3.02 Early Retirement. Upon retirement on or after his Early Retirement Age but prior to his Normal Retirement Date, the Employer shall pay Participant, in lieu of a Normal Retirement Benefit, the Vested portion (in accordance with Section 3.3) of an annual supplemental retirement benefit (which benefit is herein called his Early Retirement Benefit), of a certain percentage of the Normal Retirement Benefit, to be determined as follows:

                                            Early Retirement Benefit as a
           Age at Retirement               Percentage of Normal Retirement
           -----------------               -------------------------------
                   55                                     72%
                   56                                     75
                   57                                     78
                   58                                     81
                   59                                     84
                   60                                     87
                   61                                     90
                   62                                     93
                   63                                     96
                   64                                     99

The Early Retirement Benefit shall be payable according to the Normal Form of Payment commencing on the first regular payroll day of the month following the Participant's retirement on or after his Early Retirement Date.

     3.03 Vested Benefit. Participant shall become Vested in his Normal Retirement Benefit at a rate of ten percent (10%) per year on each December 31, beginning on December 31, 1998, and shall be fully Vested on the earlier of December 31, 2007 or attainment of Normal Retirement Age. Upon termination of employment from the Employer at any time before age 55 (for any reason other than death, disability or a Change in Control), then Participant shall not be entitled to any benefits under this Agreement.


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     3.04 Death Benefit.  If the Participant dies before the commencement of the payment of benefits  payable  under  Section 3.1, 3.2, 3.5, or 3.6, the Employer
shall  pay  to  the   Participant's   Beneficiary  the  Vested  portion  of  the
Participant's   Normal  Retirement  Benefit  under  Section  3.1  earned  up  to immediately prior to Participant's death, payable in the Normal Form of Payment (or as then payable under Section 3.6) commencing on the first regular payroll day of the month following the date of the Participant's death. If Participant dies after the commencement of the payment of benefits payable under Section 3.1, 3.2, 3.5 or 3.6, the Employer shall pay to the Participant's Beneficiary the remaining installments of the applicable benefit payable to the Participant immediately prior to his or her death, payable in the Normal Form of Payment (or as then payable under Section 3.6) commencing on the first regular payroll day of the month following the date of the Participant's death. No benefit shall be payable to the Participant's Beneficiary following the date of the Beneficiary's death, notwithstanding anything herein to the contrary.


     3.05 Benefit Payable on Disability. In the event of the Participant's total and permanent disability, Participant shall be fully vested in his or her Early Retirement Benefit or Normal Retirement Benefit, as the case may be, but the Participant must attain Early Retirement Age before any payment shall begin. The Participant may elect to begin receiving payment as provided in Section 3.2 upon attainment of whatever Early Retirement Age the Participant elects to begin receiving payment or as provided in Section 3.1 upon attainment of Normal Retirement Age. If the Participant has reached Normal Retirement Age at the time of his or her disability, the Participant shall be paid the Normal Retirement Benefit, payable under the Normal Form of Payment commencing on the first regular payroll day of the month following the date of the Participant's disability.

     3.06 Benefit Payable on Change in Control. If a Change in Control of the ownership of the Company occurs, Participant shall be fully Vested in his or her Normal Retirement Benefit and without regard to the age limitations of Section
3.2. At the Participant's election, (A) the Normal Retirement Benefit shall be payable in the Normal Form of Payment beginning on the first regular payroll day in January in the year subsequent to the year in which the Participant reaches Normal Retirement Age, or (B) the Normal Retirement Benefit will be converted to a lump sum by multiplying the Normal Retirement Benefit by the present value of one dollar paid at the beginning of each year for fifteen (15) years, using the Actuarial Equivalence interest rate for the plan year in which distribution occurs. The lump sum amount is then payable to the Participant in either one or two annual installments, at the Participant's election, to be paid on the first regular payroll day in a month selected by the Participant, beginning in either the year in which the Change in Control occurs or the following year, at the Participant's election. If, when a Change in Control occurs, payment of the Participant's benefit hereunder has already begun, or the Participant or his or her Beneficiary is eligible for payment on account of the Participant's disability, retirement or death, the Participant (or the Participant's Beneficiary, if the Participant has died) may elect for benefits to be paid or continue to be paid as provided in, as applicable, Section 3.1, 3.2, 3.4 or 3.5, or for the applicable benefit to be converted into a lump sum, using the Actuarial Equivalence interest rate for the plan year in which the Change in Control occurs, payable in either one or two annual installments at the Participant's election (or that of his or her Beneficiary, if the Participant has died) beginning with the year in which the Change in Control occurs.


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                                   ARTICLE IV
                                  MISCELLANEOUS

     4.01 Indemnification of Board. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Compensation Committee of the Board, the members of the Board or the Compensation Committee shall be indemnified by the Employer against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceedings, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit, or proceeding a Board or Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     4.02 Amendments. The Company may from time to time amend or terminate, in whole or in part, any or all of the provisions of the Plan; provided, however, no such action shall adversely affect the existing or future rights or interests of any Participant under this Plan without his written consent. Any such action shall be adopted by formal action of the Board and executed by an officer, director, or person authorized to act on behalf of the Company.

     4.03 Nonalienation. Except insofar as applicable law may otherwise require,
(i) no amount payable to or in respect of any Participant at any time shall be subject in any manner to alienation by such Participant or Beneficiary by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Employer shall in no manner be liable for or subject to the debts, liabilities, contracts, engagements, or torts of any Participant or Beneficiary.

     4.04 Employment Relationship. Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Employer, or to interfere with the right of the Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon him as the Participant under this Plan.

     4.05 Participation in Other Employee Benefit Plans. Nothing contained in this Plan shall in any manner modify, impair, or affect the existing or future rights or interests of any Participant (i) to receive any employee benefits to which he would otherwise be entitled, or (ii) to participate in any present or future "employee benefit plan" (as defined in Section 3(3) of the Act) of the Employer. Any deferred compensation payable under this Plan shall not be deemed salary


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or other  compensation to any Participant for the purpose of computing  benefits to which he may be entitled under any "employee benefit plan" of the Employer.

     4.06 Relationship. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, Participant, beneficiaries, or any other persons. The Plan is intended to be unfunded for purposes of the Code and the Act. The right of Participant and his Beneficiary to receive payment of deferred compensation is strictly a contractual right to payment, and this Plan does not grant nor shall it be deemed to grant Participant, his Beneficiary, or any other person any interest in or right to any of the funds, property, or assets of the Company other than as an unsecured general creditor of the Company.

     4.07 Construction of Plan. This Plan shall be construed and enforced according to the laws of the State of North Carolina applicable to contracts made in North Carolina, without reference to doctrines of conflict or choice of laws, regardless of the Participant's domicile, and, to the extent applicable, federal law. Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply. The use of any gender pronoun shall be deemed to include all other genders or refer to the other gender, as the context requires. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

IN WITNESS WHEREOF, this Plan has been executed as of the 1st day of January, 1998.

                                             TRIANGLE BANK


                                             By:
                                                --------------------------------
                                             Michael S. Patterson, President


Attest:


---------------------------
Susan C. Gilbert, Secretary

[Corporate Seal]


                                             PARTICIPANT:

                                                                          (SEAL)
                                             -----------------------------


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